Exhibit 10.2

FIRST AMENDING AGREEMENT
THIS AGREEMENT dated as of April 9, 2021.
AMONG:
CANADIAN PACIFIC RAILWAY COMPANY (the "Borrower") as
Borrower,
and
CANADIAN PACIFIC RAILWAY LIMITED (the "Covenantor"), as
Covenantor
OF THE FIRST PART
and
ROYAL BANK OF CANADA, a Canadian chartered bank, as
administrative agent of the Lenders (hereinafter referred to as the
"Agent"),
OF THE SECOND PART
and
EACH PERSON NAMED ON THE SIGNATURE PAGES HEREOF
in their capacity as a Lender (hereinafter collectively referred to as the
"Consenting Lenders" and individually, a "Consenting Lender"),
OF THE THIRD PART
WHEREAS the Borrower, the Covenantor, the Agent and the Lenders have entered into the Credit
Agreement;
WHEREAS the Covenantor has advised the Agent and the Consenting Lenders, which constitute the Majority Lenders under the Credit Agreement, that it intends to consummate the Acquisition as more fully set out herein;
AND WHEREAS, in furtherance of the foregoing, the parties hereto have agreed to amend and supplement certain provisions of the Credit Agreement as set out herein;
NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

1. INTERPRETATION
1.1 In this Agreement and the recitals hereto, unless something in the subject matter or context is inconsistent therewith:
"Agreement" means this first amending agreement, as amended, modified, supplemented or restated from time to time;
"Amended Credit Agreement" means the Credit Agreement as amended and supplemented by this Agreement, and as the same may be further amended, modified, supplemented or restated from time to time;
"Credit Agreement" means the amended and restated credit agreement dated as of September 27, 2019, among the Borrower, the Covenantor, the Agent and the Lenders; and
"Effective Date" means the date on which all of the conditions precedent in Section 5.1 of this Agreement have been satisfied or waived by the Consenting Lenders.
1.2 Capitalized terms used herein without express definition shall have the same meanings herein as are ascribed thereto in the Amended Credit Agreement.
1.3 The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreements supplemental hereto. Unless expressly indicated otherwise, all references to "Section" or "Sections" are intended to refer to a Section or Sections of the Credit Agreement.
2. AMENDMENTS TO CREDIT AGREEMENT
    Effective as of the Effective Date, each of the Agent and the Consenting Lenders agrees the Credit Agreement is amended by:

(a) amending Section 1.1 to add the following new definitions in appropriate alphabetical order:
""Acquired Business" means the Acquired Company together with its subsidiaries.
"Acquired Company" means Kansas City Southern, a Delaware corporation.
"Acquired Company EBITDA" has the meaning specified in the definition of EBITDA.
"Acquisition" means the direct or indirect acquisition, including pursuant to a Trust
Closing, by the Covenantor of all the issued and outstanding equity interests in the
Acquired Company pursuant to and as contemplated by the Acquisition Agreement.
"Acquisition Agreement" means the Agreement and Plan of Merger (together with the exhibits and schedules thereto), dated as of March 21, 2021, among the Covenantor, the
Acquired Company, Cygnus Merger Sub 1 Corporation and Cygnus Merger Sub 2
Corporation, without giving effect to any amendment, modification, waiver or consent thereunder that is materially adverse to the Lenders or the Acquisition Arrangers without the Acquisition Arrangers’ prior written consent.
"Acquisition Arrangers" means each of Bank of Montreal, on behalf of itself and on behalf of BMO Capital Markets Corp., and Goldman Sachs Lending Partners LLC.
"Acquisition Closing Date" has the meaning specified in Section 8.3.
"Calculation Date" has the meaning specified in the definition of EBITDA.
"Calculation Period" has the meaning specified in the definition of EBITDA.
"Erroneous Payment" has the meaning specified in Section 10.15(a).
"Erroneous Payment Deficiency Assignment" has the meaning specified in Section 10.15(d).
"Erroneous Payment Impacted Facilities" has the meaning specified in Section 10.15(d).
"Erroneous Payment Return Deficiency" has the meaning specified in Section 10.15(d).
"Erroneous Payment Subrogation Rights" has the meaning specified in Section 10.15(d).
"Excluding Event" has the meaning specified in Section 8.3.
"Funded Net Debt" means, at any time, the Funded Debt of the Covenantor net of aggregate unrestricted cash and Cash Equivalents of the Covenantor determined on a consolidated basis in accordance with GAAP, including for all periods ending during the Calculation Period, unrestricted cash and Cash Equivalents attributable to the Acquired Company and its Subsidiaries that are held in the Voting Trust, notwithstanding that the Acquired Company is not consolidated with the Covenantor under GAAP.
"Payment Recipient" has the meaning specified in Section 10.15(a).
"STB" means the Surface Transportation Board.
"Termination Date" means the earlier of the date on which (a) the STB approves the Acquisition, the Voting Trust Agreement is terminated and the Acquired Company becomes subject to the control of the Covenantor and its Subsidiaries or (b) the Covenantor directly or indirectly disposes of the Acquired Company following receipt of a final order of the STB that disallows the control of the Acquired Company by the Covenantor.
"Trust Closing" means the consummation of the Acquisition by the Voting Trust pursuant to the Voting Trust Agreement, under which the equity of the Acquired Business is placed into the Voting Trust, pursuant to and as contemplated by the Acquisition Agreement.
"Voting Trust" means the independent and irrevocable voting trust established pursuant to the Voting Trust Agreement.

"Voting Trust Agreement" means a voting trust agreement in substantially the form attached as Exhibit A of the Acquisition Agreement, without giving effect to any amendment or modification thereunder that is materially adverse to the Lenders or the
Acquisition Arrangers without the Acquisition Arrangers’ prior written consent, other than any such amendments or modifications which are requested by the STB or mandated by applicable law.";
(b)     amending the definition of "EBITDA" to add the following sentence to the end of such definition:

"Subject to the occurrence of any Excluding Event, (i) for all periods ending after the Trust
Closing and on or prior to the earliest of (A) the date of termination of the Voting Trust and the release of the shares of the Acquired Company from the Voting Trust to the
Covenantor or the Borrower or any of their subsidiaries following receipt of a final order by the STB approving or exempting the control of the Acquired Company by the
Covenantor, (B) the date of receipt of a final order by the STB which disallows the control of the Acquired Company by the Covenantor or (C) March 21, 2024 (such earliest date referred to as the "Calculation Date" and the period between the Trust Closing and the
Calculation Date, the "Calculation Period"), EBITDA for all Financial Quarters included in any period shall be calculated to include the consolidated EBITDA attributable to the
Acquired Company and its Subsidiaries (the "Acquired Company EBITDA") (as if such shares were acquired at the beginning of the relevant period), notwithstanding that the
Acquired Company is not consolidated with the Covenantor under GAAP (assuming for this purpose that references in the definition of EBITDA and the component definitions thereof to the Covenantor are to the Acquired Company and its Subsidiaries), (ii) for all
periods ending prior to the Calculation Date, EBITDA of the Covenantor shall not include consolidated net income received by the Covenantor or any of its Subsidiaries from the
Acquired Company during such period that is accounted for by the equity method of accounting, and (iii) for all periods ending after the Calculation Date, except to the extent the Acquired Company is a Subsidiary of the Covenantor, EBITDA shall include the
Acquired Company EBITDA only to the extent of cash actually received by the
Covenantor, the Borrower or any Designated Subsidiary Guarantor during such period.";
(c)     amending the definition of "Funded Debt" to add the following sentence to the end of such definition:
"During the Calculation Period (and subject to the occurrence of any Excluding Event),
Funded Debt shall be calculated to include the Funded Debt attributable to the Acquired
Company, notwithstanding that the Acquired Company is not consolidated with the
Covenantor under GAAP (assuming for this purpose that references in the definition of
Funded Debt and the component definitions thereof to the Covenantor are to the Acquired
Company and its Subsidiaries). For the avoidance of doubt, after the Calculation Period,
Funded Debt of the Covenantor shall be calculated to exclude the Funded Debt attributable to the Acquired Company and its Subsidiaries for so long as the Acquired Company remains in the Voting Trust, unless and until the Acquired Company and its Subsidiaries become Subsidiaries of the Covenantor upon termination of the Voting Trust.";

(d)     amending Section 2.3 to delete the same in its entirety and replace it with the following:
" 2.3 Use of Proceeds
The Borrowers shall use the proceeds of Accommodations for general corporate purposes
(including, for certainty, to partially finance the Acquisition and associated fees and expenses).";
(e)     amending Section 8.2(g) to add the following proviso to the end of such section:
    "; provided that at all times prior to the Termination Date, the asset value associated with the Acquired Business (and for certainty, the debt of the Acquired Business) shall be disregarded for purposes of determining compliance with this Section 8.2(g).";
(f)     amending Section 8.3 to delete the same in its entirety and replace it with the following:
"8.3 Financial Covenant
    So long as any amount owing by any Borrower under this Agreement remains unpaid or any Lender has any obligation under this Agreement, unless consent is given under Section
12.1, the ratio of Funded Net Debt to EBITDA of the Covenantor shall not exceed 4.00:1.00 on the last day of any period of four consecutive Financial Quarters; provided, however, that on and after the date of consummation of the Acquisition (the "Acquisition Closing
Date"), so long as any amount owing by any Borrower under this Agreement remains unpaid or any Lender has any obligation under this Agreement, unless consent is given under Section 12.1, the ratio of Funded Net Debt to EBITDA of the Covenantor shall not exceed 4.75:1.00 on the last day of any period of four consecutive Financial Quarters ending on or before the date which is 24 months after the Acquisition Closing Date.
    For purposes of determining compliance with this Section 8.3 during the Calculation
Period, if there has been (i) a material adverse change in the business, financial condition, operations, performance or properties of the Acquired Company and its Subsidiaries, taken as a whole, or (ii) the occurrence of an insolvency event of the type contemplated by
Section 9.1(h) with respect to the Acquired Company (each of (i) or (ii), an "Excluding
Event"), then (x) EBITDA shall include the Acquired Company and its Subsidiaries only to the extent of cash actually received by the Covenantor, the Borrower or any Designated
Subsidiary Guarantor and (y) Funded Debt shall be calculated to exclude the Funded Debt attributable to the Acquired Company and its subsidiaries that is non-recourse to the
Covenantor and its Subsidiaries (excluding, for the avoidance of doubt, the Acquired
Company and its subsidiaries)";
(g)     amending Article 10 to add the following as Section 10.15:
"10.15     Erroneous Payments
(a)     If the Administrative Agent notifies a Lender, or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a "Payment
Recipient") that the Administrative Agent has determined in its sole discretion
(whether or not after receipt of any notice under the immediately succeeding clause
(b)) that any funds received by such Payment Recipient from the Administrative

Agent or any of its Affiliates were erroneously or mistakenly transmitted or paid to, or otherwise erroneously or mistakenly received by, such Payment Recipient
(whether or not known to such Lender or other Payment Recipient on its behalf)
(any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an
"Erroneous Payment") and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business
Days thereafter, return to the Administrative Agent the amount of any such
Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of (i) in respect of an Erroneous Payment in U.S. Dollars, the Federal Funds Rate and, in
respect of an Erroneous Payment in Canadian Dollars at a fluctuating rate per annum equal to the overnight rate at which Canadian Dollars may be borrowed by the Administrative Agent in the interbank market in an amount comparable to such
Erroneous Payment (as determined by the Administrative Agent) and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules or prevailing market practice for interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this
Section 10.15(a) shall be conclusive, absent manifest error.
(b) Without limiting the immediately preceding Section 10.15(a), each Lender, or any
Person who has received funds on behalf of a Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise)
from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its
Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, paid, or received, in error or by mistake (in whole or in part) in each case:
(i)     (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent express written confirmation from the Administrative Agent to the contrary) or (B) an error has been made
(in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)     such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one
Business Day of its knowledge of such error) notify the Administrative
Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative
Agent pursuant to this Section 10.15(b).
(c) Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Credit Document, or otherwise payable or distributable by the Administrative Agent to such Lender from any source, against any amount due to the Administrative Agent under the immediately preceding Section 10.15(a) or under the indemnification provisions of this Agreement.
(d)     In the event that an Erroneous Payment (or portion thereof) is not recovered by the
Administrative Agent for any reason, after demand therefor by the Administrative
Agent in accordance with the immediately preceding Section 10.15(a), from any
Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof)
on its behalf) (such unrecovered amount, an "Erroneous Payment Return
Deficiency"), upon the Administrative Agent's notice to such Lender at any time,
(i) such Lender shall be deemed to have assigned its Accommodations Outstanding
(but not its Commitments) under the applicable Credit Facilities with respect to which such Erroneous Payment was made (the "Erroneous Payment Impacted
Facilities") in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Accommodations Outstanding (but not Commitments) of the Erroneous
Payment Impacted Facilities, the "Erroneous Payment Deficiency Assignment")
at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the
Borrowers) deemed to execute and deliver an assignment and assumption agreement in the form of Schedule 8 with respect to such Erroneous Payment
Deficiency Assignment, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency
Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this
Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in its records its ownership interest in the Accommodations Outstanding subject to the Erroneous
Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Accommodations Outstanding acquired pursuant to an Erroneous Payment
Deficiency Assignment and, upon receipt of the proceeds of such sale, the
Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Accommodations Outstanding (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment
Deficiency Assignment will reduce the Commitments of any Lender and such
Commitments shall remain available in accordance with the terms of this
Agreement. In addition, each party hereto agrees that, except to the extent that the
Administrative Agent has sold an Accommodations Outstanding (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the
Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Credit Documents with respect to each
Erroneous Payment Return Deficiency (the "Erroneous Payment Subrogation
Rights").
(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any indebtedness and liabilities (whether matured or unmatured) of the Borrowers outstanding to the Lenders and owed by the
Borrowers pursuant to the Credit Documents, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such
Erroneous Payment that is, comprised of funds received by the Administrative
Agent from (i) the Borrowers or (ii) the proceeds of realization from the enforcement of one or more of the Credit Documents against or in respect of one or more of the Borrowers, in each case for the purpose of making such Erroneous
Payment.
(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including waiver of any defense based on "discharge for value", "good consideration" for the Erroneous Payment or change of position by such Payment Recipient, any defense that the intent of the
Administrative Agent was that such Payment Recipient retain the Erroneous
Payment in all events, or any doctrine or defense similar to any of the foregoing.
(g) Each party's obligations, agreements and waivers under this Section 10.15 shall survive the resignation or replacement of the Administrative Agent, or any assignment or transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all indebtedness and liabilities (or any portion thereof) of the
Borrowers outstanding to the Lenders and owed by the Borrowers pursuant to the
Credit Documents.
(h) For purposes of this Section 10.15, each Lender:
(i)     agrees it is executing and delivering this Agreement with respect to this
Section 10.15 both on its own behalf and as agent for and on behalf of any
Person receiving funds under the Credit Documents on behalf of such
Lender;
(ii)     represents, warrants, covenants and agrees that any Person receiving funds under the Credit Documents on behalf of such Lender is bound by the provisions of this Section 10.15; and
(iii)     agrees that any matter or thing done or omitted to be done by such Lender or any Person receiving funds under the Credit Documents on behalf of such Lender which are the subject of this Section 10.15 will be binding upon such Lender and each Lender hereby indemnifies and saves the
Administrative Agent and its Affiliates harmless from any and all losses, expenses, claims, demands or other liabilities of the Administrative Agent and its Affiliates resulting from the failure of such Lender or such Persons to comply with their obligations under and in respect of this Section 10.15, in accordance with and subject to the limitations in this Section 10.15."
3. APPROVAL IN RESPECT OF THE ACQUISITION
3.1 Subject to the terms and conditions set forth herein, the Agent and the Consenting Lenders hereby approve the consummation of the Acquisition and the transactions contemplated thereby, including the Voting Trust, the financing associated therewith, and, in the event the STB does not approve the Acquisition, the disposal of the Acquired Business on the terms set forth in the Acquisition Agreement and the Voting Trust Agreement.
4. REPRESENTATIONS AND WARRANTIES
4.1 The Covenantor hereby represents and warrants to and in favour of the Agent and the Consenting Lenders that as of the Effective Date:
(a)     there exists no Default or Event of Default; and
(b)     the representations and warranties contained in Section 7.1 of the Credit Agreement (other than any representations and warranties which expressly speak of an earlier date, and with this Agreement being a Credit Document and references to the Credit Agreement being deemed to be references to the Amended Credit Agreement) are true and correct.
5. CONDITIONS PRECEDENT TO EFFECTIVENESS
5.1 This Agreement shall be effective on the date as of which the Borrower shall deliver or cause to be delivered to the Agent an executed copy of this Agreement for each Lender.
6. CONFIRMATION OF CREDIT AGREEMENT AND OTHER DOCUMENTS
The Credit Agreement and the other Credit Documents to which the Covenantor and the Borrower are party and all covenants, terms and provisions thereof, except as expressly amended and supplemented by this Agreement, shall be and continue to be in full force and effect. The Credit Agreement as amended hereby is hereby ratified and confirmed and shall from and after the date hereof continue in full force and effect. This Agreement shall, for all purposes, be considered to be a Credit Document. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.
7.     FURTHER ASSURANCES
The parties hereto shall from time to time do all such further acts and things and execute and deliver all such documents as are required in order to effect the full intent of and fully perform and carry out the terms of this Agreement.

8. COUNTERPARTS
This Agreement may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
9. GOVERNING LAW
The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein, without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where property or assets of the Borrower or the Covenantor may be found.

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

CANADIAN PACIFIC RAILWAY COMPANY,
as Borrower
Per:	/s/ Nadeem Velani
Name:	Nadeem Velani
Title:	Executive Vice-President and Chief Financial Officer

CANADIAN PACIFIC RAILWAY LIMITED,
as Covenantor
Per:	/s/ Nadeem Velani
Name:	Nadeem Velani
Title:	Executive Vice-President and Chief Financial Officer

[Signature page to Amending Agreement]

THE ADMINISTRATIVE AGENT

ROYAL BANK OF CANADA
Per:	/s/ Susan Khokher
Authorized Signatory

[Signature page to Amending Agreement]

THE CONSENTING LENDERS

ROYAL BANK OF CANADA
Per:	/s/ Tim VandeGriend
Tim VandeGriend Authorized Signatory

[Signature page to Amending Agreement]

BANK OF MONTREAL
Per:	/s/ Martin Stevenson
Authorized Signing Officer

[Signature page to Amending Agreement]

BANK OF AMERICA, N.A., CANADA BRANCH
Per:	/s/ Marc Ahlers
Marc Ahlers, Director

[Signature page to Amending Agreement]

BARCLAYS BANK PLC
Per:	/s/ Craig Malloy
Authorized Signing Officer

[Signature page to Amending Agreement]

CANADIAN IMPERIAL BANK OF COMMERCE
Per:	/s/ Sophia Soofi
Authorized Signing Officer

Per:	/s/ Stephen Redding
Authorized Signing Officer

[Signature page to Amending Agreement]

HSBC BANK CANADA
Per:	/s/ Dieter Stefely
Authorized Signing Officer

Per:	/s/ Sudip Mukherjee
Authorized Signing Officer

[Signature page to Amending Agreement]

MORGAN STANLEY BANK, N.A.
Per:	/s/ Jack Kuhns
Name:	Jack Kuhns
Title:	Vice President

[Signature page to Amending Agreement]

MUFG BANK, LTD., CANADA BRANCH
Per:	/s/ Beau Filkowski
Beau Filkowski, Director

[Signature page to Amending Agreement]

THE BANK OF NOVA SCOTIA
Per:	/s/ Michael Linder
Michael Linder
Director

Per:	/s/ Jonathan Leach
Jonathan Leach
Associate Director

[Signature page to Amending Agreement]

WELLS FARGO BANK N.A., CANADIAN BRANCH
Per:	/s/ Sean Buchan
Authorized Signing Officer
Sean Buchan, Director

[Signature page to Amending Agreement]

ATB FINANCIAL
Per:	/s/ Maximiliano Herrera
Authorized Signing Officer

Per:	/s/ Chris Hamel
Authorized Signing Officer

[Signature page to Amending Agreement]

FÉDÉRATION DES CAISSES DESJARDINS DU QUÉBEC
Per:	/s/ Oliver Sumugod
Authorized Signing Officer

Per:	/s/ Matt van Remmen
Authorized Signing Officer

[Signature page to Amending Agreement]

SUMITOMO MITSUI BANKING CORPORATION, CANADA BRANCH
Per:	/s/ Steve Nishimura
Authorized Signing Officer

[Signature page to Amending Agreement]